EXHIBIT 4.8

WARRANT

NEITHER THIS WARRANT (NOR THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF, EXCEPT AS PROVIDED FOR HEREIN) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED BELOW) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND THE HOLDER OF THIS WARRANT REPRESENTS AND WARRANTS THAT THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RELEASE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SALE, ASSIGNMENT, TRANSFER, GIFT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH WARRANT OR SHARES MAY BE MADE (i) EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND (ii) UNLESS (A) SUCH WARRANT OR SHARES ARE COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) AN EXEMPTION FROM SUCH A REGISTRATION IS AVAILABLE.

Warrant No. W-1C

WARRANT
to Purchase
Common Stock
of
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

     THIS IS TO CERTIFY THAT FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. (“FBR”) is entitled, at any time and from time to time from (and including) the Start Date (as defined in § 2.A. below) until 5:00 P.M., New York City time, on the closing date for the first Qualified Equity Offering (as defined below) to occur after the date hereof (or the first Equity Offering of a series of Equity Offerings that together comprise a Qualified Equity Offering, as approved by the Senior Lender), to purchase from Specialty Underwriters’ Alliance, Inc., a Delaware corporation, and any successor thereto, such number of shares of Common Stock of the Company that would be purchasable in the Qualified Equity Offering for $1,000,000.00, assuming no underwriting commissions, placement agent fees or similar fees are payable in connection with such purchase, in whole or in part, for the Purchase Price per share (as defined below), all on the terms and conditions and pursuant to the provisions hereinafter provided.

     This Warrant No. W-1C, together with Warrant No. W-1B, supplants and replaces that certain Warrant No. W1A, dated July 23, 2004, that was previously issued by the Company to FBR.

     § 1. DEFINITIONS. The terms defined in this § 1, whenever used in this Warrant, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Senior Loan Agreement (as defined below).

     “Affiliate” means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     “Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banks in the State of New York, the Commonwealth of Virginia, the State of Delaware or the State of Texas are permitted or required by law to close.

     “Commission” means the Securities and Exchange Commission or any other governmental body then administering the Securities Act.

     “Common Stock” means the Company’s authorized voting Common Stock as constituted on the date of original issuance of this Warrant, and any shares of stock into which such Common Stock may thereafter be changed, or that may be issued in respect of, in exchange for, or in substitution for, such Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events and shall also include stock of the Company of any other class issued to the holders of shares of Common Stock upon any reclassification thereof.

     “Company” means Specialty Underwriters’ Alliance, Inc., a Delaware corporation, and any successor corporation whether by merger or otherwise.

     “date hereof”, “date of original issuance of this Warrant” and similar references mean the date identified on the signature page of this Warrant beside the name of the Company.

     “Equity Offering” means any sale of equity securities by the Company, whether pursuant to an effective registration statement under the Securities Act or a private placement.

     “Fair Market Value” shall equal the price per share at which the Common Stock is offered to the public in a Qualified Equity Offering.

     “Holder” means a holder of this Warrant.

     “Purchase Price” means $0.01 per Warrant Share.

     “Qualified Equity Offering” means an Equity Offering in which the proceeds to the Company are not less than $10,000,000 before deduction of underwriting commissions, placement agent fees or similar charges, and other offering expenses.

     “Securities Act” means the Securities Act of 1933 (including any rules and regulations promulgated thereunder), as the same shall be amended and in effect from time to time.

     “Senior Lenders” means Friedman, Billings, Ramsey Group, Inc. and Standard American Insurance Limited, and their respective successors and assigns, as lenders under the Senior Loan Agreement.

     “Senior Loan Agreement” means that certain Amended and Restated Senior Loan and Security Agreement, amended and restated as of July 23, 2004, among Specialty Underwriters’ Alliance, Inc., as borrower, the Senior Lenders, as lenders, and acknowledged by Courtney Smith, Peter Jokiel, William Loder and Gary Ferguson.

     “Subordinated Loan Agreement” means that certain Subordinated Loan and Security Agreement, amended and restated as of July 23, 2004, among Specialty Underwriters’ Alliance, Inc., as borrower, Courtney Smith, Peter Jokiel, William Loder and Gary Ferguson, as subordinated lenders, and the Senior Lenders, as senior lenders to the Company, for the purpose of receiving the rights and benefits created by Sections 2.02(d) and 2.09 thereof.

     “Warrant” means this warrant and each warrant issued in replacement of or substitution therefor or therefor in accordance herewith or therewith, whether as a result of transfer, division or combination.

     “Warrant Expiration Date” means December 30, 2008; provided, that in any event the Warrant Expiration Date shall occur at the close of business on the closing date of the first Qualified Equity Offering to occur after the date hereof.

     “Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant, including, at any time, any shares that have already been issued as a result of the exercise of this Warrant.

     § 2. EXERCISE OF WARRANT.

     A. Manner of Exercise. This Warrant shall be automatically exercised on the date of closing of the first Qualified Equity Offering to occur after the date hereof (the “Start Date”), so long as that date occurs on or before the Warrant Expiration Date, for all of the Warrant Shares. At the time of exercise of this Warrant, the Holder shall deliver to the Company at its office or agency maintained for this purpose pursuant to § 10, a certified or official bank check or checks payable to the order of the Company in an amount equal to the aggregate Purchase Price for the Warrant Shares as to which this Warrant is exercised. In the alternative, the Holder may, in the exercise of its sole and absolute discretion, exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a Fair Market Value equal to the Purchase Price that would otherwise have been paid by the Holder for the Warrant Shares being issued pursuant to such exercise. Upon closing of a Qualified Equity Offering, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed, and deliver to the Holder a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of the Holder or such other name as shall be designated in the related notice of exercise. Unless otherwise specified in such notice, one certificate representing the aggregate number of Warrant Shares issued upon such exercise shall be so delivered. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of closing of a Qualified Equity Offering and upon the Company’s receipt of such check or checks or other form of payment.

     B. Payment of Taxes, etc. All Warrant Shares shall be validly issued, fully paid and non-assessable, and the Company shall pay all expenses in connection with, and governmental charges that may be imposed in respect of, the issue or delivery thereof. The Holder shall pay all income, franchise and transfer taxes (other than any issuance taxes, which shall be paid by the Company) in connection with such issue and delivery. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares in any name other than that of the registered Holder of this Warrant (or any Affiliate thereof), and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s reasonable satisfaction that no such tax or other charge is due.

     § 3. TRANSFER, DIVISION AND COMBINATION. Subject to the transfer restrictions set forth on the cover of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part (but not in denominations such that a replacement Warrant is exercisable for a non-integral number of Warrant Shares), on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office or agency of the Company maintained for that purpose pursuant to § 10, together with a written assignment (in whole or in part) of this Warrant duly executed by the Holder or its agent or attorney. Upon such surrender the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees (including, if such assignment is only a partial assignment by the Holder, in the name of the Holder), and each such warrant shall be identical in form and substance (including its date) to this Warrant except for the warrant number (which shall be as determined by the Company), the name of the named holder of the warrant (if an assignee of the Holder), and the actual number of Warrant Shares (each of which shall be as specified by the Holder), and this Warrant shall promptly be canceled.

     This Warrant may be divided or combined with other Warrants upon presentation hereof (and thereof, in the case of combination) at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the preceding paragraph as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new warrant or warrants in exchange for the warrant or warrants to be divided or combined in accordance with such notice. Each such new warrant issued shall be issued in a denomination representing an integral number of Warrant Shares as of the date of issuance of the new warrant (except if this Warrant represents a non-integral number of Warrant Shares then one new warrant may be issued for a non-integral number of Warrant Shares).

          The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of Warrants under this § 3. The holder of a Warrant shall pay all taxes (other than any issuance taxes, which shall be paid by the Company) in connection with such issuance and delivery.

          The Company agrees to maintain, at the office or agency of the Company maintained for the purpose pursuant to § 10, books for the registration and transfer of the Warrant.

          Any Warrant issued in replacement of this Warrant, or as a result of combination, division, transfer or partial exercise, shall bear the following legend:

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND THE HOLDER OF THIS WARRANT REPRESENTS AND WARRANTS THAT THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RELEASE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SALE, ASSIGNMENT, TRANSFER, GIFT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH WARRANT OR SHARES MAY BE MADE (i) EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND (ii) UNLESS (A) SUCH WARRANT OR SHARES ARE COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) AN EXEMPTION FROM SUCH A REGISTRATION IS AVAILABLE.

          The Holder shall not sell, convey or assign any Warrant Shares for a period of one year following exercise of this Warrant.

          § 4. [RESERVED]

          § 5. [RESERVED]

          § 6. RESERVATION, AUTHORIZATION AND LISTING OF COMMON STOCK. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant. All shares of Common Stock which shall be so issuable, when issued upon exercise of this Warrant, shall be duly authorized, validly issued, fully-paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions (other than encumbrances or restrictions imposed by this Warrant or Warrants issued in connection with divisions, combinations, transfers or replacements of this Warrant, and not including any liens granted by the Holder of this Warrant) and requirements of federal and state securities laws respecting restrictions on the subsequent transfer thereof. The Company shall cause all of the Warrant Shares to be registered in any offering of its Common Stock which is registered with the Commission other than any offerings made pursuant to Forms S-4 and S-8 under the Securities Act (or any successor forms to those forms). If and so long as the Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon the exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance.

     § 7. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. In case of all dividends or other distributions by the Company to the holders of its Common Stock, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant.

     § 8. LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to it, and in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new warrant of like tenor and date.

     § 9. OFFICE OF THE COMPANY. As long as this Warrant remains outstanding and subject to the following sentence, the Company shall maintain an office or agent at a location notice of which shall have been furnished to the Holder in writing where this Warrant may be presented for exercise, registration, transfer, division or combination as in this Warrant provided. Such office or agent shall be maintained at said address unless and until the Company shall designate and maintain another office or agent for such purposes and give written notice thereof to the Holder.

     § 10. NOTICES GENERALLY. No notice or other communication shall be deemed given hereunder unless sent in any of the manners, and to the persons, specified in this § 10. All notices and other communications hereunder will be in writing and will be deemed given (a) upon receipt if delivered personally, mailed by registered or certified mail, or sent by overnight courier or (b) upon dispatch if transmitted by telex, telegraph, telecopy or other means of facsimile, in any case to the Holder at the Holder’s last known address appearing on the books of the Company or to the Company at the address specified in the Senior Loan Agreement (or at such other address for a party as specified in such a notice).

     § 11. [RESERVED].

     § 12. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company or by anyone else.

     § 13. SURVIVAL. All covenants and agreements of the Company, and all rights and duties of the Holder from time to time of this Warrant or any Common Stock issued pursuant to exercise of this Warrant (other than the right to receive Common Stock in exchange for this Warrant), shall be deemed to survive any surrender hereof to the Company upon exercise hereof by the Holder as contemplated by § 2 or expiration of the right of the Holder to exercise any unexercised balance hereof on the Warrant Expiration Date.

     § 14. CERTAIN WARRANTS DEEMED NOT OUTSTANDING; WARRANT STOCK IN CALLS. For the purposes of determining whether the Holder entitled to purchase a requisite number of Warrant Shares at any time has taken any action, any Warrants owned by the Company shall be deemed not to be outstanding.

     § 15. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the law of the state under the laws of which the Company is organized.

     § 16. NO VOTING RIGHTS. Prior to the exercise of this Warrant, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

[Signatures Commence on Next Page]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officer.

Dated as of August 31, 2004	SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

	By:	/s/ Courtney C. Smith

Name: Courtney C. Smith

Title: President